UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

Accenture plc

(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square,

Grand Canal Harbour,

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on a Form 8-K filed by Accenture plc (the “Company”) on October 21, 2010, Pierre Nanterme has been appointed as the Company’s Chief Executive Officer, effective January 1, 2011, and William D. Green, currently Chairman of the Board of Directors & Chief Executive Officer, will leave the position of Chief Executive Officer effective January 1, 2011 but will continue to serve as Chairman of the Company’s Board of Directors.

On November 23, 2010, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the compensation for Mr. Nanterme in his new role. Mr. Nanterme’s cash compensation will be composed of a base salary, effective January 1, 2011, of approximately $1,200,000; a target annual bonus for fiscal 2011 of approximately $700,000 (with a maximum of approximately $1,056,000); and a target individual performance bonus for fiscal 2011 of approximately $1,600,000 (with a maximum of approximately $2,880,000), each to be paid in Euros. In addition, the Committee approved equity awards totaling $5,225,000, composed of a target number of restricted share units (“RSUs”) with a fair market value of $3,000,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under the Company’s Key Executive Performance Share Program; RSUs with a fair market value of $2,000,000 as of the date of grant under the Company’s Senior Officer Performance Equity Award Program; and RSUs with a fair market value of $225,000 under the Company’s Performance Equity Award Program, each to be granted in January 2011.

On November 23, 2010, the Committee also approved the compensation for Mr. Green effective January 1, 2011. Mr. Green’s cash compensation will be composed of a base salary, which will remain at $1,250,000; a target annual bonus for fiscal 2011 of $500,000 (with a maximum of approximately $750,000); and a target individual performance bonus for fiscal 2011 of $1,125,000 (with a maximum of approximately $2,025,000). In addition, the Committee approved equity awards totaling $12,125,000, composed of a target number of RSUs with a fair market value of $6,625,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under the Company’s Key Executive Performance Share Program and RSUs with a fair market value of $5,500,000 as of the date of grant under the Company’s Senior Officer Performance Equity Award Program, each to be granted in January 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2010	ACCENTURE PLC

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary and Chief Compliance Officer